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                                                                    EXHIBIT 99.1




           LASER VISION CENTERS, INC. ACQUIRES REFRACTIVE SURGICAL
                     RESOURCES--WACHTMAN NAMED PRESIDENT

 - MOVE MAKES LASERVISION WORLD'S LARGEST PROVIDER OF MICROKERATOME ACCESS -


ST. LOUIS, MISSOURI--September 2, 1998--LASER VISION CENTERS, INC., (NASDAQ:
LVCI) announced today that it has closed on the acquisition of Refractive Surgical Resources, Inc., (RSR), a profitable, privately held, Minneapolis based provider of mobile microkeratome access. The microkeratome is a microsurgical device which is used by eye surgeons in conjunction with the excimer laser to perform laser in situ keratomileusis (LASIK). RSR is the world's largest provider of access to microkeratome technology. RSR had been a joint venture between its management and Chiron Vision, which was recently acquired by Bausch and Lomb. Under the agreement, LaserVision acquired 100% of RSR for a combination of cash and notes. RSR operates 33 microkeratomes and has 16 employees. LaserVision operates 6 additional microkeratomes and 38 excimer lasers worldwide.

LaserVision also announced that its Executive Vice President and Chief Operating Officer, Jim Wachtman, has been named President of the Company. The position has been vacant for over a year. Mr. Wachtman will continue to report to John J. Klobnak, Chairman and Chief Executive Officer. Nick Curtis, President of RSR will become a Vice President of LaserVision, reporting to Mr.
Wachtman.

LaserVision clients account for more than half of RSR's capacity. LaserVision said that in the last quarter, close to 90% of its cases were performed using LASIK.

Commenting on the acquisition, LaserVision Chairman and CEO, John J. Klobnak said, "This is very exciting news for our two companies and for our surgeon customers. It's no secret that there is a severe shortage of microkeratome equipment and this acquisition will ensure that our customers are able to continue to gain access to Bausch and Lomb microkeratome equipment for their patients. The Bausch and Lomb/Chiron microkeratome is the current `gold standard' for microkeratomes and is clearly the first choice of our surgeon customers" Mr. Klobnak continued, "Without access to these microkeratomes, it would have been very difficult to keep up with the growing demand we are experiencing. Obviously, there are some natural efficiencies and synergies that we intend to exploit."

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Page Two
Laser Vision Centers, Inc.
September 2, 1998


"We are also extremely pleased that Jim Wachtman will assume the role as President and Chief Operating Officer. He has done an exceptional job in operating our excimer business and we expect he will continue to provide his excellent leadership skills as we integrate RSR into LaserVision's infrastructure," Klobnak said. Mr. Klobnak further stated the Company continues to explore other accretive acquisition opportunities.

"We have worked closely with Laser Vision Centers since our inception. Our businesses are highly synergistic and a great fit for a total refractive offering, creating strong customer benefits going forward," commented Nick Curtis, President of RSR.

Laser Vision Centers, Inc. is the world's largest operator of excimer lasers with locations in the United States, Canada, the United Kingdom, Ireland, Sweden and Greece. The excimer laser is a device which allows eye surgeons to correct nearsightedness and astigmatism with an outpatient procedure which usually lasts less than one minute.

Except for historical information, statements relating to the Company's plan, objectives and future performance are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Because of various risks and uncertainties, actual strategies and results in future periods may differ materially from those currently expected. Additional discussion of factors affecting the Company's business is contained in the Company's most recent filings with the Securities and Exchange Commission.

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Contact:          John A. Stiles
                  31-434-6900
                  jstiles@laservision.com
                  http://www.laservision.com